Exhibit 3.1(l)(i)

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                            ARTICLES OF INCORPORATION
                                       OF
                          CHECK MART OF WISCONSIN, INC.


     Pursuant to Section 180.0202 of the Wisconsin Business Corporation Law the undersigned hereby executes Articles of Incorporation for the purpose of forming a Wisconsin for-profit corporation under Chapter 180 of the Wisconsin Statutes, repealed and recreated by 1989 Wisconsin Act 303.

     ARTICLE 1.     The name of the corporation is:

                          CHECK MART OF WISCONSIN, INC.
                          -----------------------------

     ARTICLE 2. The corporation shall have authority to issue one hundred (100) shares of common stock $.01 par value.

     ARTICLE 3. The address of its initial registered office in the State of Wisconsin is 44 East Mifflin Street, Madison, Wisconsin
                           ------------------------------------------
     53703.  The name of its registered agent at such address is CT
     -----                                                       --
     Corporation System.
     ------------------

     ARTICLE 4. The name and mailing address of the sole incorporator is as follows:

                                Steven C. Bravato
                   KLEHR, HARRISON, HARVEY, BRANZBURG & ELLERS
                               1401 Walnut Street
                             Philadelphia, PA 19102

     ARTICLE 5. The names of the individuals constituting the initial Board of Directors of the corporation are:

                                  Jeffrey Weiss
                                 Donald Gayhardt


               I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Wisconsin Business Corporation Law, do make these articles, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 14th day of July, 1995.


                              /s/ Steven C. Bravato
                              ----------------------------------------
                              Steven C. Bravato, Sole Incorporator


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